Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of C&D Technologies, Inc. (the “Company”) for the fiscal quarter ended October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey A. Graves, President & Chief Executive Officer of the Company, and I, Ian J. Harvie, Senior Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeffrey A. Graves
Jeffrey A. Graves
President & Chief Executive Officer

/s/ Ian J. Harvie
Ian J. Harvie

            Senior Vice President & Chief Financial Officer

Dated: December 10, 2010

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed to be filed by the Company for purpose of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.